Exhibit 99.2

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

Introduction

On October 29, 2019, Digital Realty Trust, Inc. (“Digital Realty” or “DLR”) and its indirect subsidiary, Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Buyer”), entered into a purchase agreement (as amended, the “purchase agreement”) with InterXion Holding N.V., a Dutch public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (“Interxion” or “INXN”), pursuant to which Buyer  commenced an exchange offer (the “offer”) to purchase all of the outstanding ordinary shares, nominal value €0.10 per share, of INXN (the “INXN shares”) in exchange for 0.7067 shares of common stock of DLR per INXN share (the “offer consideration”).  We refer to the acquisition of the INXN shares and related transactions contemplated by the purchase agreement as the “Interxion combination.”

Pursuant to the terms and conditions in the purchase agreement, on March 9, 2020, Buyer accepted the tender of 64,732,624 INXN shares, representing approximately 83.3% of the outstanding INXN shares on a fully-diluted and as-converted basis, in exchange for the offer consideration, with cash paid in lieu of any fractional shares, without interest.  Also on March 9, 2020, Buyer commenced a subsequent offering period for the exchange offer, which expired on March 12, 2020 and in which an additional 6,130,112 INXN shares were tendered in exchange for the offer consideration, with cash paid in lieu of any fractional shares, without interest, resulting in Buyer owning approximately 92.3% of INXN.  Following the expiration of the subsequent offering period, DLR and INXN effectuated a corporate reorganization of INXN and its subsidiaries, pursuant to which holders of INXN shares that did not tender their shares received DLR common stock and cash in lieu of fractional shares, without interest, at the exchange ratio of 0.7067.  DLR delivered such shares to its exchange agent on or about March 13, 2020 for settlement to such non-tendering holders of INXN shares.  In addition, (i) each outstanding INXN restricted share held by a non-employee director of INXN was converted into the right to receive the offer consideration, (ii) each outstanding INXN restricted share held by a person other than a non-employee director of INXN was assumed by DLR and converted into 0.7067 restricted stock units covering shares of DLR common stock (“DLR RSUs”), (iii) each outstanding award of performance stock granted by INXN was deemed to have satisfied the performance condition applicable thereto at the level specified in the purchase agreement and was assumed by DLR and converted into 0.7067 DLR RSUs per INXN share, (iv) each outstanding INXN stock option (whether or not then vested or exercisable) was converted into the right to receive the offer consideration with respect to a number of INXN shares based on a formula contemplated by the purchase agreement based on the exchange ratio of 0.7067 and (v) each outstanding award of INXN shares granted under INXN’s "YourShare" equity incentive plan subject to a holding period was converted into a number of shares of DLR common stock equal to the product of (a) the number of shares underlying such INXN’s equity incentive plan award immediately prior to the closing multiplied by (b) the exchange ratio of 0.7067.

The equity value of the Interxion combination is equal to a total value of approximately €6.3 billion or approximately $7.0 billion for Interxion’s entire issued capital based on the share price of $128.24 per share of DLR common stock at the close of trading on March 6, 2020 (the last available price prior to the time of acceptance in the offer of 12:01 a.m. Eastern time on March 9, 2020) and based on an exchange rate of $1.1284 to €1.00, the exchange rate on March 6, 2020 (the last available exchange rate prior to the time of acceptance in the offer of 12:01 a.m. Eastern time on March 9, 2020). Based on the above, 54.3 million new shares of DLR common stock were issued in the Interxion combination in settlement of the offer, the subsequent offering period and in the post-offer reorganization.

These unaudited pro forma condensed combined income statements, which we refer to as the pro forma income statements, were prepared using the acquisition method of accounting consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with DLR considered the accounting acquirer of INXN. Under the acquisition method of accounting, on March 9, 2020, the date on which DLR accepted the tender of, and acquired, 83.3% of the outstanding INXN shares on a fully-diluted and as-converted basis, the provisional purchase price was allocated to the underlying INXN tangible and intangible assets acquired and liabilities assumed based on their respective preliminary fair values with the excess purchase price allocated to goodwill. The final purchase price allocation will be completed after the asset and liability valuations are finalized. A final determination of fair value will be made by management after giving consideration to relevant information, including a final valuation prepared by independent valuation specialists. Any final adjustments may change the allocation of purchase price and could affect the fair value assigned to the assets and liabilities and result in a change to the pro forma income statements presented herein and such changes could be material. Amounts provisionally allocated to intangible assets and the estimated useful lives of intangible assets with definite lives may change significantly, which could result in a material increase or decrease in amortization of definite lived intangible assets. Estimates related to the determination of fair value and useful lives of other assets acquired may also change, which could affect the fair value assigned to the other assets and result in a material increase or decrease in depreciation or amortization expense.

Assumptions and estimates underlying the unaudited adjustments to the pro forma income statements are described in the accompanying notes. The historical consolidated income statements of Digital Realty have been adjusted in the pro forma income statements to give effect to pro forma events that are: (1) directly attributable to the Interxion combination, (2) factually supportable and (3) expected to have a continuing impact on the operating results of DLR following the Interxion combination. The pro forma income statements for the three months ended March 31, 2020 and the year ended December 31, 2019 combine the historical consolidated income statements of DLR and INXN, giving effect to the Interxion combination as if it had been consummated on January 1, 2019, the beginning of the earliest period presented. This information is presented for illustrative purposes only. It is neither indicative of the consolidated operating results that would have occurred if such Interxion combination had occurred on the dates described above and in accordance with the assumptions described below, nor is it indicative of future operating results.

The pro forma income statements, although helpful in illustrating the financial characteristics of DLR following the Interxion combination under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Interxion combination and do not attempt to predict or suggest future results. Specifically, the pro forma income statements exclude projected operating efficiencies and overhead synergies expected to be achieved as a result of the Interxion combination. The pro forma income statements also exclude the effects of costs associated with any restructuring or integration activities from the Interxion combination as they are currently not known and, to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the Interxion combination. However, such costs could affect DLR following the Interxion combination in the period the costs are incurred or recorded.

The pro forma income statements are based on, and should be read in conjunction with:

•	the accompanying notes to the pro forma income statements;
•

the historical audited consolidated financial statements of DLR and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the combined Annual Report on Form 10‑K of DLR and Digital Realty Trust, L.P. (the “Operating Partnership”) for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or the SEC, on March 2, 2020;

•

the historical unaudited condensed consolidated financial statements of DLR and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the combined Quarterly Report on Form 10‑Q of DLR and the Operating Partnership for the quarterly period ended March 31, 2020, as filed with the SEC on May 11, 2020; and

•

the historical audited consolidated financial statements of INXN and the related notes for the fiscal year ended December 31, 2019, which are included in the Current Report on Form 8‑K/A to which these pro forma income statements are an exhibit.

The pro forma income statements are also based, in part, upon the historical unaudited condensed consolidated income statements of INXN for the period from January 1, 2020 to March 8, 2020, which are not included in the Current Report on Form 8-K/A to which these pro forma income statements are an exhibit.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(In thousands, except share and per share data)

	Historical		Other		Pro Forma
	Digital Realty	Interxion	Pro Forma	Note	Combined
	Trust, Inc.	(See Note 2(A))	Adjustments	Reference	Company
Operating Revenues:
Rental and other services	$820,072	$147,999	$-		$968,071
Fee income and other	3,265	-	-		3,265
Total operating revenues	823,337	147,999	-		971,336
Operating Expenses:
Rental property operating and maintenance	265,708	64,731	-		330,439
Property taxes and insurance	45,670	2,255	-		47,925
Depreciation and amortization	291,457	29,861	22,066	2(B)	343,384
General and administrative	63,538	29,331	-		92,869
Transactions and integration	56,801	75,682	(128,092)	2(C)	4,391
Other	114	-	-		114
Total operating expenses	723,288	201,860	(106,026)		819,122
Operating income (loss)	100,049	(53,861)	106,026		152,214
Other Income (Expenses):
Equity in losses of unconsolidated joint ventures	(78,996)	-	-		(78,996)
Gain on disposition of properties, net	304,801	-	-		304,801
Interest and other income (expense), net	(3,542)	906	-		(2,636)
Interest expense	(85,800)	(12,439)	10,835	2(D)	(87,404)
Income tax expense	(7,182)	(6,660)	3,515	2(E)	(10,327)
Loss from early extinguishment of debt	(632)	-	-		(632)
Net income (loss) from continuing operations	228,698	(72,054)	120,376		277,020
Net income attributable to noncontrolling interests	(4,684)	-	-		(4,684)
Net income attributable to Digital Realty Trust, Inc.	224,014	(72,054)	120,376		272,336
Preferred stock dividends	(21,155)	-	-		(21,155)
Net income (loss) from continuing operations available to common stockholders	$202,859	$(72,054)	$120,376		$251,181
Net income (loss) per share from continuing operations available to common stockholders:
Basic	$0.91	$(0.94)			$0.95
Diluted	$0.90	$(0.94)			$0.95
Weighted average shares of common stock:
Basic	222,163,324	76,768,097	41,033,738	2(F)	263,197,062
Diluted	224,474,295	76,768,097	41,033,738	2(F)	265,508,033

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2019

(In thousands, except share and per share data)

	Historical		Other		Pro Forma
	Digital Realty	Interxion	Pro Forma	Note	Combined
	Trust, Inc.	(See Note 2(A))	Adjustments	Reference	Company
Operating Revenues:
Rental and other services	$3,196,356	$708,479	$-		$3,904,835
Fee income and other	12,885	16	-		12,901
Total operating revenues	3,209,241	708,495	-		3,917,736
Operating Expenses:
Rental property operating and maintenance	1,020,578	312,018	-		1,332,596
Property taxes and insurance	172,183	3,554	-		175,737
Depreciation and amortization	1,163,774	123,334	148,740	2(B)	1,435,848
General and administrative	211,097	139,189	-		350,286
Transactions and integration	27,925	19,149	(28,916)	2(C)	18,158
Impairment of investments in real estate	5,351	-	-		5,351
Other	14,118	-	-		14,118
Total operating expenses	2,615,026	597,244	119,824		3,332,094
Operating income	594,215	111,251	(119,824)		585,642
Other Income (Expenses):
Equity in losses of unconsolidated joint ventures	8,067	(718)	-		7,349
Gain on disposition of properties, net	267,651	-	-		267,651
Gain on deconsolidation, net	67,497	-	-		67,497
Interest and other income, net	66,000	4,614	-		70,614
Interest expense	(353,057)	(58,280)	40,820	2(D)	(370,517)
Income tax expense	(11,995)	(19,286)	33,779	2(E)	2,498
Loss from early extinguishment of debt	(39,157)	-	-		(39,157)
Net income from continuing operations	599,221	37,581	(45,225)		591,577
Net income attributable to noncontrolling interests	(19,460)	-	-		(19,460)
Net income attributable to Digital Realty Trust, Inc.	579,761	37,581	(45,225)		572,117
Preferred stock dividends	(74,990)	-	-		(74,990)
Issuance costs associated with redeemed preferred stock	(11,760)	-	-		(11,760)
Net income from continuing operations available to common stockholders	$493,011	$37,581	$(45,225)		$485,367
Net income per share from continuing operations available to common stockholders:
Basic	$2.37	$0.51			$1.85
Diluted	$2.35	$0.50			$1.84
Weighted average shares of common stock:
Basic	208,325,823	74,234,055	54,298,595	2(F)	262,624,418
Diluted	209,462,247	74,856,140	54,298,595	2(F)	263,760,842

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

1. Description of the transaction and basis of pro forma presentation

Interxion’s condensed consolidated financial statements were prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, which differ in certain material respects from generally accepted accounting principles in the United States, or U.S. GAAP.

The unaudited pro forma condensed combined balance sheet is not presented herein since Digital Realty’s condensed consolidated balance sheet as of March 31, 2020 included in its Quarterly Report on Form 10-Q filed on May 11, 2020 presents the balance sheet of the combined company. Please refer to Note 3 of Digital Realty’s March 31, 2020 condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed on May 11, 2020, for further details on the preliminary estimates of the combination consideration and provisional estimates of fair values of assets acquired, liabilities assumed and goodwill.

The unaudited pro forma condensed combined income statement for each of the three months ended March 31, 2020 and the year ended December 31, 2019 are presented as if the Interxion combination had been consummated on January 1, 2019.  The unaudited pro forma condensed combined income statement for the year ended December 31, 2019 combines the historical results of Digital Realty and Interxion for the year ended December 31, 2019. The unaudited pro forma condensed combined income statement for the three months ended March 31, 2020 combines the historical results of Digital Realty for the three months ended March 31, 2020 and the historical results of Interxion for the period from January 1, 2020 to March 8, 2020. In addition to certain U.S. GAAP adjustments, certain income statement reclassifications have also been reflected in order to conform to Digital Realty’s income statement presentation. Refer to Note 2 for a discussion of these U.S. GAAP and reclassification adjustments.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (continued)

2. Adjustments to unaudited pro forma condensed combined income statements

(A)

Interxion classified certain amounts differently than Digital Realty in its condensed consolidated income statements. The following schedule summarizes the necessary material adjustments to conform Interxion’s unaudited condensed consolidated income statement for the period from January 1, 2020 to March 8, 2020 and audited consolidated income statement for the year ended December 31, 2019 to U.S. GAAP and to reclassify certain amounts to conform to Digital Realty’s basis of presentation. In addition, Interxion’s unaudited condensed consolidated income statement for the period from January 1, 2020 to March 8, 2020 has been translated into U.S. dollars at a rate of $1.10 to €1.00, the average exchange rate for the period from January 1, 2020 to March 8, 2020, and Interxion’s consolidated income statement for the year ended December 31, 2019 has been translated into U.S. dollars at a rate of $1.12 to €1.00, the average exchange rate for the year ended December 31, 2019 (in thousands):

For the period from January 1, 2020 to March 8, 2020	Local Currency -- Euro (€)						USD ($)
	IFRS			Total GAAP		US GAAP	US GAAP
	Interxion	Reclassification Adjustments		Adjustments		Interxion	Interxion
Revenues	€134,201	€23	(i)(a)	€-		€134,224	$147,999
Operating expenses:
Cost of sales	47,709	(47,709)	(i)(a)(c)(d)(e)	-		-	-
Sales and marketing costs	8,085	(8,085)	(i)(f)	-		-	-
General and administrative costs	126,230	(99,629)	(i)(e)(f)(g)(h)(i)	-		26,601	29,331
Rental property operating and maintenance	-	52,456	(i)(c)(g)	6,250	(iii)	58,706	64,731
Property taxes and insurance	-	2,045	(i)(d)	-		2,045	2,255
Depreciation and amortization	-	32,307	(i)(h)	(5,225)	(iii)	27,082	29,861
Transactions and integration	-	68,638	(i)(i)	-		68,638	75,682
Total operating expenses	182,024	23		1,025		183,072	201,860
Operating loss	(47,823)	-		(1,025)		(48,848)	(53,861)
Finance income	911	(911)	(i)(j)	-		-	-
Finance expense	(13,580)	13,580	(i)(k)	-		-	-
Interest and other income, net	-	911	(i)(j)	(89)	(ii)	822	906
Interest expense	-	(13,580)	(i)(k)	2,299	(iii)	(11,281)	(12,439)
Net loss before income tax expense	(60,492)	-		1,185		(59,307)	(65,394)
Tax expense	-	(6,040)	(i)(m)	-		(6,040)	(6,660)
Income tax expense	(6,040)	6,040	(i)(m)	-		-	-
Net loss	€(66,532)	€-		€1,185		€(65,347)	$(72,054)

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (continued)

For the year ended December 31, 2019	Local Currency -- Euro (€)						USD ($)
	IFRS			Total GAAP		US GAAP	US GAAP
	Interxion	Reclassification Adjustments		Adjustments		Interxion	Interxion
Revenues	€632,925	€(47)	(i)(a)(b)	€-		€632,878	$708,479
Fee income and other	-	14	(i)(b)	-		14	16
	632,925	(33)		-		632,892	708,495
Operating expenses:
Cost of sales	214,947	(214,947)	(i)(a)(c)(d)(e)	-		-	-
Sales and marketing costs	37,104	(37,104)	(i)(f)	-		-	-
General and administrative costs	276,005	(151,669)	(i)(e)(f)(g)(h)(i)	-		124,336	139,189
Rental property operating and maintenance	-	245,266	(i)(c)(g)	33,457	(iii)	278,723	312,018
Property taxes and insurance	-	3,175	(i)(d)	-		3,175	3,554
Depreciation and amortization	-	138,140	(i)(h)	(27,967)	(iii)	110,173	123,334
Transactions and integration	-	17,106	(i)(i)	-		17,106	19,149
Total operating expenses	528,056	(33)		5,490		533,513	597,244
Operating income	104,869	-		(5,490)		99,379	111,251
Finance income	15,269	(15,269)	(i)(j)	-		-	-
Finance expense	(64,369)	64,369	(i)(k)	-		-	-
Share of result of equity-accounted investees, net of tax	(641)	641	(i)(l)	-		-	-
Equity in losses of unconsolidated joint ventures	-	(641)	(i)(l)	-		(641)	(718)
Interest and other income, net	-	15,269	(i)(j)	(11,147)	(ii)	4,122	4,614
Interest expense	-	(64,369)	(i)(k)	12,308	(iii)	(52,061)	(58,280)
Net income before income tax expense	55,128	-		(4,329)		50,799	56,867
Tax expense	-	(17,228)	(i)(m)	-		(17,228)	(19,286)
Income tax expense	(17,228)	17,228	(i)(m)	-		-	-
Net income	€37,900	€-		€(4,329)		€33,571	$37,581

The adjustments presented above to INXN’s income statements are as follows:

(i)	Reclassification adjustments to reclassify revenue and operating expenses to conform to Digital Realty’s presentation:
(a)

To reclassify INXN’s bad debt expense from cost of sales of €33 thousand for the year ended December 31, 2019 and (€23) thousand for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s rental and other services.

(b)	To reclassify INXN’s revenue of €14 thousand for the year ended December 31, 2019 to Digital Realty’s fee income and other.
(c)

To reclassify INXN’s cost of sales of €211.5 million for the year ended December 31, 2019 and €45.6 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s rental property operating and maintenance expense.

(d)

To reclassify INXN’s cost of sales of €3.2 million for the year ended December 31, 2019 and €2.0 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s property taxes and insurance expense.

(e)

To reclassify INXN’s cost of sales of €0.2 million for the year ended December 31, 2019 and €0.1 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s general and administrative expense.

(f)

To reclassify INXN’s sales and marketing costs of €37.1 million for the year ended December 31, 2019 and €8.1 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s general and administrative expense.

(g)

To reclassify INXN’s general and administrative costs of €33.7 million for the year ended December 31, 2019 and €6.9 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s  rental property operating and maintenance expense.

(h)

To reclassify INXN’s general and administrative costs of €138.1 million for the year ended December 31, 2019 and €32.3 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s depreciation and amortization expense.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (continued)

(i)

To reclassify INXN’s general and administrative costs of €17.1 million for the year ended December 31, 2019 and €68.6 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s transactions and integration expense.

(j)

To reclassify INXN’s finance income of €15.3 million for the year ended December 31, 2019 and €0.9 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s interest and other income (expense), net.

(k)	To reclassify INXN’s finance expense of €64.4 million for the year ended December 31, 2019 and €13.6 million for the period from January 1, 2020 to March 8, 2020 to Digital Realty’s interest expense.
(l)	To reclassify INXN’s share of result of equity-accounted investees, net of tax for the year ended December 31, 2019 to Digital Realty’s equity in losses of unconsolidated joint ventures.
(m)	To reclassify presentation of income tax expense to Digital Realty’s income statement presentation.
(ii)

IFRS to U.S. GAAP adjustment related to removal of IFRS mark to market accounting on a convertible loan between INXN and its investment in associate. Under IFRS the instrument has been carried at market value with changes in market value flowing through profit and loss. Under U.S. GAAP the instrument does not require bifurcation and does not need to be marked to market as it is not a marketable equity security.

(iii)

IFRS to U.S. GAAP lessee accounting adjustments for the year ended December 31, 2019 and for the period from January 1, 2020 to March 8, 2020 reflects a decrease in interest expense and depreciation and amortization expense and an increase in rental property operating and maintenance expense. IFRS 16 and ASC 842 became effective January 1, 2019. The IFRS 16 to ASC 842 adjustment classifies the majority of INXN leases as operating leases under ASC 842.  IFRS 16 eliminates the classification of leases as either operating leases or finance leases for a lessee.

(B)	Represents the following adjustments to depreciation and amortization (in thousands):

	Three months ended	Year ended
	March 31, 2020	December 31, 2019
Depreciation adjustment in connection with the fair value of investment in properties	$37,404	$200,225
Amortization adjustment in connection with the fair value of intangible assets	11,925	63,835
Elimination of Interxion depreciation and amortization, excluding other intangibles acquired	(27,263)	(115,320)
Total depreciation and amortization adjustments	$22,066	$148,740

(C)

Reflects the elimination of approximately $128.1 million and $28.9 million of non-recurring transaction costs that were incurred and recorded by DLR and INXN during the period from January 1, 2020 to March 8, 2020 and the year ended December 31, 2019, respectively, that are directly related to the Interxion combination. Expenses related to the Interxion combination do not have a continuing impact on the results of operations of DLR following the Interxion combination and therefore, such transaction expenses are excluded from the unaudited pro forma condensed combined income statements.

(D)	Reflects the net impact on interest expense of the following adjustments:
i.

A reduction in interest expense of $11.1 million and $56.8 million for the period from January 1, 2020 to March 8, 2020 and the year ended December 31, 2019, respectively, due to the payoff of INXN debt in connection with the Interxion combination, and elimination of the associated deferred financing cost amortization of $0.5 million and $2.6 million for the period from January 1, 2020 to March 8, 2020 and the year ended December 31, 2019, respectively.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (continued)

ii.

An increase in interest expense of $0.7 million and $17.1 million for the three months ended March 31, 2020 and the year ended December 31, 2019,  respectively, due to the issuance by an indirect wholly owned finance subsidiary of the Operating Partnership of €650.0 million aggregate principal amount of 0.625% Guaranteed Notes due 2025 and €750.0 million aggregate principal amount of 1.500% Guaranteed Notes due 2030, which were indirectly used to finance the repayment or redemption of INXN debt, and an increase in associated deferred financing cost amortization of $0.1 million and $1.4 million for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively.

(E)

Reflects the foreign income tax impact of pro forma adjustments, assuming a blended foreign income tax rate of 31.3% for both the period from January 1, 2020 to March 8, 2020 and the year ended December 31, 2019. The effective tax rate of the combined company could be significantly different depending upon future post-combination activities and changes to enacted income tax rates in the countries in which INXN operates.

(F)	The calculation of basic and diluted income per share of DLR common stock are as follows:

	Three months ended March 31, 2020
	(in thousands, except per share data)
			Pro Forma
	DLR	Interxion	Combined
	Historical	Historical	Company
Net income (loss) from continuing operations available to common stockholders, basic and diluted	$202,859	$(72,054)	$251,181
Weighted average shares of common stock outstanding, basic (i)	222,163	76,768	263,197
Weighted average shares of common stock outstanding, diluted (i)	224,474	76,768	265,508
Net income (loss) per share from continuing operations available to common stockholders, basic	$0.91	$(0.94)	$0.95
Net income (loss) per share from continuing operations available to common stockholders, diluted	$0.90	$(0.94)	$0.95

	Year ended December 31, 2019
	(in thousands, except per share data)
			Pro Forma
	DLR	Interxion	Combined
	Historical	Historical	Company
Net income from continuing operations available to common stockholders, basic and diluted	$493,011	$37,581	$485,367
Weighted average shares of common stock outstanding, basic (i)	208,326	74,234	262,624
Weighted average shares of common stock outstanding, diluted (i)	209,462	74,856	263,761
Net income per share from continuing operations available to common stockholders, basic	$2.37	$0.51	$1.85
Net income per share from continuing operations available to common stockholders, diluted	$2.35	$0.50	$1.84

(i)	The pro forma weighted average shares of common stock assume that the shares of DLR common stock issued in the Interxion combination were issued as of January 1, 2019.